 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1
To
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2012

ORIGINOIL, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification No.)

5645 West Adams Boulevard Los Angeles, California 90016
[Missing Graphic Reference] (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (323) 939-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

OriginOil, Inc., a Nevada corporation (the “Company”) is filing this Current Report on Form 8-K/A for the purposes of updating Item 5.07 of the Current Report on Form 8-K filed by the Company on June 1, 2012 (“Form 8-K”) and including Items 5.02, 5.03 and 8.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 8, 2012, the Board of Directors of the Company appointed Anthony Fidaleo, age 53, as director, effective immediately.

Mr. Fidaleo has run his own accounting and consulting practice since 1992, primarily as an acting Chief Financial Officer or Senior Consultant for publicly traded companies ranging from start-ups to Fortune 500’s.  From November 2005 to February 2009 Mr. Fidaleo was the Chief Financial Officer, Chief Operating Officer, Executive Vice President and Member of the Board of Directors and Operating Committee for iMedia International, Inc. an early stage publicly traded interactive content solutions company.  Mr. Fidaleo is a California CPA (inactive) and was in public accounting from 1982 through 1992, primarily with BDO Seidman, LLP where he attained the level of audit senior manager. Mr. Fidaleo holds a B.S. degree in Accounting from California State University at Long Beach.

Mr. Fidaleo has no family relationship with any of the Company's executive officers or directors. There are no arrangements or understandings between Mr. Fidaleo and any other person pursuant to which he was appointed as director. There have been no related party transactions in the past two years in which the Company was or is to be a party, in which Mr. Fidaleo has, or will have, a direct or indirect material interest.

The Company’s Board of Directors approved Mr. Fidaleo’s compensation for his services as a director consisting of 50,000 shares of the Company’s restricted Common Stock. In connection with the appointment, the Company intends to enter into its standard form of indemnification agreement with Mr. Fidaleo.

Adoption of 2012 Incentive Stock Plan and 2009 Incentive Stock Plan Amendment

As previously reported on the Form 8-K, on May 25, 2012, the Board of Directors of the Company adopted the OriginOil, Inc. 2012 Incentive Stock Plan (the “2012 Plan”) and adopted an amendment to the Company’s 2009 Incentive Stock Plan (the “2009 Plan Amendment”). As further described under Item 5.07 below, the 2012 Plan and the 2009 Plan Amendment have been approved by holders of a majority of the shares of outstanding common stock, par value $0.0001 per share (“Common Stock”).

2012 Plan

The 2012 Plan was adopted to provide incentives to attract, retain and motivate directors, officers, consultants, advisors and employees of the Company to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company through awards of options, stock awards and restricted stock.

A total of 1,000,000 shares of Common Stock are reserved for grant and issuance pursuant to the 2012 Plan.  The 2012 Plan is administered by the Company's Board of Directors, provided however the Board of Directors may delegate such administration to a compensation committee or such other committee of the Board of Directors as it shall designate to administer the 2012 Plan, as the Board of Directors may be composed from time to time.

Under the 2012 Plan, the Company is permitted to grant both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code to employees, and other options which do not qualify as ISOs (the “Non-Qualified Options”) to employees, officers, directors of and consultants to the Company. The term of each option granted under the 2012 Plan is fixed by the Board of Directors or compensation committee, but may not be longer than ten years from the date of grant or five years in the case of an ISO granted to a more than ten percent stockholder. The per share exercise price of ISOs granted under the 2012 Plan may not be less than the fair market value of the shares on the date of the grant, provided that the exercise price of any ISO granted to a more than ten percent stockholder will not be less than 110% of the fair market value on the date of the grant. No person may be granted ISOs if such grant would result in the grantee holding the right to exercise for the first time in any one calendar year, under all ISOs granted under the 2012 Plan or any other plan maintained by the Company, with respect to shares of stock having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000. Recipients of ISO’s and Non-Qualified Options have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by options prior to becoming the holders of record of such shares.

Under the 2012 Plan, the Company is also permitted to offer stock awards to eligible persons which may be subject to such conditions established by the Board of Directors or compensation committee, and set forth in an award agreement which may include continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. In addition, under the 2012 Plan, the Company may grant restricted stock which shall be subject to such vesting contingencies related to the grantee’s continued service with the Company for a specified time and such other specified conditions as the Board of Directors or compensation committee shall determine.

Upon a change of control, as defined in the 2012 Plan, unless otherwise provided in the grant agreement, all options will vest and become immediately exercisable.

Subject to certain exceptions, the Board of Directors or compensation committee may suspend, revise, terminate or amend the 2012 Plan at any time. The 2012 Plan is scheduled to terminate 10 years following its adoption.

2009 Plan Amendment

Consistent with the acceleration provisions of the 2012 Plan, the Company’s 2009 Incentive Stock Plan was amended to provide that in the event of a change in control, any and all options will become fully vested and immediately exercisable.

The foregoing is a summary of principal features of the 2012 Plan and the 2009 Plan Amendment. The summary, however, does not purport to be a complete description of all the provisions of the 2012 Plan and the 2009 Plan Amendment. A copy of the 2012 Plan and 2009 Plan Amendment were attached as exhibits to the Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2012, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to increase the total number of authorized shares of Common Stock from 16,666,667 to 250,000,000 shares and increase the total number of authorized shares of preferred stock, par value $0.0001 per share, from 1,666,667 to 25,000,000 shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1, and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported on the Form 8-K, on May 25, 2012, the following corporate actions (“Corporate Actions”) adopted by the Board of Directors of the Company were submitted to certain stockholders of the Company for approval acting by written consent in lieu of a meeting:

•
an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock to 250,000,000 shares and increase the total number of authorized shares of preferred stock to 25,000,000 shares,

•	the adoption of the 2012 Plan and reservation of 1,000,000 shares of Common Stock under the 2012 Plan, and

•	the adoption of an amendment to the 2009 Plan Amendment.

By written consent delivered to the Company on or before June 13, 2012, the holders of 51.69% of the Company’s outstanding shares of Common Stock as of May 25, 2012 approved the Corporate Actions.

Item 8.01                      Other Events.

On June 8, 2012, T. Riggs Eckelberry, the Chief Executive Officer of the Company, adopted a pre-arranged stock trading plan (“10b-5 Plan”) to sell shares of the Company’s Common Stock owned by him. The 10 b-5 Plan was established under Rule 10b-5-1 of the Securities Exchange Act of 1934, as amended. Pursuant to the 10b-5 Plan, a brokerage firm may sell up to 94,215 shares of the Company’s Common Stock owned by Mr. Eckelberry. Currently, Mr. Eckelberry beneficially owns 1,172,790 shares of the Company’s Common Stock and has previously sold 130,246 shares of the Company’s Common Stock under a prior pre-arranged stock trading plan that has since terminated. As was the case with Mr. Eckelberry’s prior plan, Mr. Eckelberry will use the proceeds of the sale of shares under the 10b-5 Plan to pay for expenses relating to the medical condition of a family member.

Item 9.01                       Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed on June 14, 2012.

99.1	OriginOil, Inc. 2012 Incentive Stock Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 1, 2012).

99.2	Amendment No. 1 to OriginOil, Inc. 2009 Incentive Stock Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 1, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Dated: June 14, 2012	By:	/s/ T. Riggs Eckelberry
T. Riggs Eckelberry
Chief Executive Officer